UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2015

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, the Board of Directors of The WhiteWave Foods Company elected W. Anthony Vernon to the Board, effective January 1, 2016. Mr. Vernon will serve as a Class I director with a term expiring at WhiteWave's 2016 annual meeting of stockholders. No determination has been made as to the committees on which Mr. Vernon will serve.

Mr. Vernon, age 59, served as the CEO of Kraft Foods Group, Inc., from 2012 until December 2014, and as President, Kraft Foods North America from 2009 to 2012. He also served as a member of the board of directors of the Kraft Foods Group, Inc. until May 2015. Prior to joining Kraft, Mr. Vernon was the healthcare industry partner of Ripplewood Holdings LLC, a private equity firm. Mr. Vernon also spent 23 years at Johnson & Johnson where he ran independent business units and led several successful consumer brands. He currently serves as a director on the boards of Medivation, Inc., Intersect ENT, Inc. and NovoCure Limited and on the Global Advisory Board of Northwestern University’s Kellogg School of Management.

The Board expanded its size from six to seven directors effective January 1, 2016 and appointed Mr. Vernon to fill the resulting vacancy; provided that if Mr. Vernon for any reason does not become a director on January 1, 2016, the number of directors that constitutes the Board shall remain at six and not be increased.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99 – Press release dated October 6, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

October 6, 2015	By:	/s/ Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release dated October 6, 2015